UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2008

MIVA, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5220 Summerlin Commons Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 561-7229

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2008, the Compensation Committee of the Board of Directors of MIVA, Inc. (the “Company”) approved a Compromise Agreement, dated August 5, 2008, between MIVA (UK) Limited (“MIVA UK”) and Sebastian Bishop, MIVA UK’s President and Chief Marketing Officer.

Pursuant to the Compromise Agreement, Mr. Bishop’s employment with MIVA UK terminated effective August 5, 2008 (the “Termination Date”).  Under the Compromise Agreement, Mr. Bishop is entitled to receive his accrued but unpaid salary and benefits until the Termination Date, his accrued but unused vacation time as of the Termination Date, and certain other benefits following the Termination Date.  In addition, an aggregate of 278,308 service-based restricted stock units covering shares of the Company’s common stock held by Mr. Bishop became immediately vested as of the Termination Date, and stock options to purchase 733 shares of the Company’s common stock held by Mr. Bishop having an exercise price of $3.88 per share and a termination date of July 1, 2014 were fully vested as of the Termination Date and will remain exercisable during the term of such options.

Under the Compromise Agreement, Mr. Bishop forfeited an aggregate of 69,576 performance-based restricted stock units, stock options to purchase an aggregate of 155,750 shares of the Company’s common stock, and cash severance payments to which he may have been entitled under his employment agreement.  In addition, the Compromise Agreement contains a general waiver and release of claims by Mr. Bishop in favor of the Company and its subsidiaries.

Mr. Bishop remains a member of the Board of Directors of the Company.

In connection with the cessation of Mr. Bishop’s service as President, Peter Corrao, the Company’s Chief Executive Officer, also assumed the title of President of the Company, effective August 5, 2008.

The foregoing description of the Compromise Agreement is qualified in its entirety by the provisions of the Compromise Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01.              Regulation FD Disclosure.

On August 5, 2008, the Company issued a press release entitled “MIVA Announces the Resignation of President and Chief Marketing Officer, Seb Bishop.”  A copy of the press release is attached as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

10.1	Compromise Agreement dated August 5, 2008 between MIVA (UK) Limited and Sebastian Bishop.
99.1	Press Release entitled “MIVA Announces the Resignation of President and Chief Marketing Officer, Seb Bishop.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2008	MIVA, Inc.

	By:	/s/ John B. Pisaris
John B. Pisaris
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Compromise Agreement dated August 5, 2008 between MIVA (UK) Limited and Sebastian Bishop.
99.1	Press Release entitled “MIVA Announces the Resignation of President and Chief Marketing Officer, Seb Bishop.”